EXHIBIT 10.18

                      FREEPORT-MCMORAN INC.
            1991 PLAN FOR DEFERRAL OF DIRECTORS' FEES


          1. Election to Participate. (a) Any director of Freeport-McMoRan Inc. (the "Company") may become a Participant in this 1991 Plan for Deferral of Directors' Fees (the "Plan") by giving to the Company a written election on or before the 15th day of December of any year in accordance with this Section 1. Participation in the Plan shall be effective on the first day of the calendar year immediately following the date of such election, and the Company shall thereupon establish for such Participant a Deferred Cash Account and/or a Deferred Stock Value Account (each an "Account"), as the case may be, to which amounts shall be credited as hereinafter provided. Each election made by a Participant shall state that:

                (i) the entire amount of annual fees for services as a member of the Board of Directors of the Company and as a member of any committee of such Board of Directors (including any amount relating to services as the Chairman of any such committee, if applicable), or

                  (ii) the entire amount of attendance fees for such services, or

                  (iii) the entire amount of both annual fees and attendance fees for such services,

payable to such Participant for subsequent years shall be credited to such Participant's Deferred Cash Account or Deferred Stock Value Account (or a combination of both Accounts, provided that the amount to be credited to a particular Account shall be 0, 25%, 75% or 100% of the compensation deferred) on the respective dates on which such amounts shall become payable. Each such election shall also contain a payment election providing for the manner in which amounts so credited shall be paid from such Account in accordance with Section 4 below.

          (b) Each director currently participating in the Company's 1981 Plan for Deferral of Director's Fees (the "Prior Plan") shall automatically become a Participant in the Plan effective as of January 1, 1992 with respect to such director's outstanding Account balances under the Prior Plan. Such outstanding Account balances under the Prior Plan shall be credited, effective January 1, 1992, to a Deferred Cash Account under the Plan, provided that, any such director may irrevocably elect in writing on or before December 15, 1991 to have such Account balance credited effective January 1, 1992 to a Deferred Stock Value Account in accordance with Section 3 hereof. Any payment election previously made by any such director pursuant to paragraphs 1 and 3 of the Prior Plan with respect to his outstanding Account balance under the Prior Plan shall be irrevocable with respect thereto and, for purposes of this Plan only, shall be deemed to be an election made pursuant to Sections 1 and 4 hereof.

          2. Increments to Deferred Cash Accounts. Amounts credited to each Deferred Cash Account in any year shall be increased by the Plan Rate (as hereinafter defined), compounded quarterly, from and after the applicable date of credit until the final date of payment from such Deferred Cash Account pursuant to Section 4. The "Plan Rate" shall be the prime commercial lending rate announced from time to time by The Chase Manhattan Bank, N.A., or any successor thereto, or such other rate as the Board of Directors may establish for the purpose of the Plan.

          3. Deferred Stock Value Accounts. (a) Amounts credited to each Deferred Stock Value Account shall be converted into Stock Units (including fractions thereof, if necessary, rounded to the nearest one thousandth of a Stock Unit) as of the applicable date of credit. Stock Units will be computed as of the applicable date of credit by dividing the aggregate amount of compensation deferred and credited to a Deferred Stock Value Account by the Fair Market Value of the Company's common stock, $1 par value (the "Common Stock"). For purposes of the Plan, Fair Market Value of the Common Stock shall mean the average of the Daily Price (as hereinafter defined) of the Common Stock on each of the last five trading days on which reported sales of Common Stock occurred immediately preceding the month of the date in question. For purposes of the determination of Fair Market Value the Common Stock, the Daily Price of the Common Stock shall be the average of the high and low quoted per share sales prices of the Common Stock on the day in question on the Composite Tape for the New York Stock Exchange-Listed Stocks or if, on the date of any determination of the Daily Price of the Common Stock the Common Stock is not listed on such Composite Tape, the average of the high and low quoted per share sales prices on the New York Stock Exchange on such day.

          (b) Until the date of final payment from a Deferred Stock Value Account pursuant to Section 4, each Stock Unit that is credited to an Account as of the record date of any dividend paid on the Common Stock shall be credited, as of the payment date of any such dividend paid on the Common Stock, with a dividend equivalent equal in value to the per share amount of such dividend. Dividend equivalents so credited shall be converted to a number of additional Stock Units (including fractions thereof, if necessary, rounded to the nearest one thousandth of a Stock
Unit) as of such date of credit by dividing the total dividend equivalent amount by the Fair Market Value of the Common Stock.

          (c) In the event of any dividend or other distribution (whether in the form of cash, Common Stock, or other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, such adjustments shall be made to the Deferred Stock Value Account of each Participant as may be deemed appropriate by the Board of Directors of the Company in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

          4.  Payments from Accounts.   (a)  Each  payment  election by a
Participant made pursuant to Section 1 above shall provide that distributions from such Participant's Account(s) shall be made in one or more annual cash payments (not exceeding ten). Each such payment election shall also provide for the determination of the date that such payment shall commence (the "Payment Commencement Date"), which shall be no earlier than the first day of the month following the date on which such Participant shall cease to be a director of the Company (or, if earlier, the last day of the calendar year in which such Participant shall cease to be a director of the Company) and no later than December 1 of the calendar year immediately following the year in which such Participant shall cease to be a director of the Company.

          (b) Except as otherwise provided in this Section 4, distributions from a Participant's Deferred Cash Account and Deferred Stock Value Account shall be paid in cash on the Payment Commencement Date in an amount (i) in the case of a Deferred Cash Account, equal to the balance of the Account as of such Payment Commencement Date (such amount being hereinafter referred to as the "Final Cash Balance") or (ii) in the case of a Deferred Stock Value Account, equal to the value of the number of Stock Units in such Account as of the Payment Commencement Date, which includes such Stock Units attributable to dividend equivalents determined in the manner described in Section 3 (hereinafter referred to as the "Final Unit Balance"). The value of the Final Unit Balance to be paid in cash shall be determined by multiplying the Final Unit Balance by the Fair Market Value of the Common Stock.

          (c) In the event that a Participant elects to receive a Final Cash Balance and/or Final Unit Balance in a number of annual payments as contemplated by paragraph (a) of this Section 4, with respect to a Final Cash Balance, each such annual payment shall be in an amount equal to the outstanding balance in such Participant's Deferred Cash Account, as of the date of such annual payment, divided by the number of annual payments remaining to be paid immediately prior to the payment in question. With respect to a Final Unit Balance, each such annual payment shall be in an amount equal to the value of the number of Stock Units in such Participant's Deferred Stock Value Account (which includes such Stock Units attributable to dividend equivalents determined in the manner described in Section 3), as of the date of such annual payment, divided by the number of annual payments remaining to be paid immediately prior to the payment in question (the "Payment Date Distribution Amount"). For purposes of this Section 4(c), the value of the Payment Date Distribution Amount shall be determined by multiplying the Payment Date Distribution Amount by the Fair Market Value of the Common Stock. Upon each such annual payment, the number of Stock Units credited to such Participant's Deferred Stock Value Account shall be reduced by the Payment Date Distribution Amount with respect to such annual payment.

          5. Death of a Participant. Upon a Participant's death, the Company shall within twelve months thereafter pay to such beneficiary as such Participant may have designated by written notice to the Company (or in the absence of such designation, to such Participant's estate), the entire amount in such Participant's Deferred Cash Account and/or Deferred Stock Value Account at the date of payment. A Participant may by like notice cancel such designation, and may make a new designation as hereinabove provided.

          6. Changes in Election. (a) A Participant may, by giving written notice to the Company in any year, elect to discontinue participation in the Plan with respect to annual fees and attendance fees becoming payable to such Participant for subsequent years. By like notice, a Participant may resume participation in the Plan at any time after one year from the date of such discontinuance. A Participant may, by like notice in any year, cancel any election with respect to amounts to be credited to such Participant's Accounts for subsequent years and submit a new election, made in accordance with Sections 1 and 4, with respect to such amounts. In the event such new election includes a new payment election, the Company shall thereupon establish for such Participant an additional Deferred Cash Account and/or Deferred Stock Value Account to which amounts subject to such new payment election shall be credited.

          (b) A Participant who has Stock Units credited to a Deferred Stock Value Account pursuant to an election may, by giving written notice to the Company, modify at any time the investment direction set forth in such election by directing the Company to transfer, effective as of the date specified in such notice, 25%, 50%, 75%, or 100% of the number of Stock Units, including any fraction thereof and any Stock Units attributable to dividend equivalents, credited in such Deferred Stock Value Account to a Deferred Cash Account established or to be established for such Participant. The number of Stock Units subject to such transfer shall be valued by multiplying the number of such Stock Units by the Fair Market Value of the Common Stock as of the transfer date specified in such notice, and such value shall be credited to such Deferred Cash Account as of such date. Similarly, a Participant who has amounts credited to a Deferred Cash Account pursuant to an election may, by giving written notice to the Company, modify at any time the investment direction set forth in such election by directing the Company to transfer, effective as of the date specified in such notice, 25%, 50%, 75%, or 100% of the amount credited in such Deferred Cash Account to a Deferred Stock Value Account established or to be established for such Participant. The amount transferred from such Deferred Cash Account shall be converted into a number of Stock Units, including any fraction thereof rounded to the nearest one thousandth of a Stock Unit, by dividing such amount by the Fair Market Value of the Common Stock as of the transfer date specified in such notice, and the resulting number of Stock Units shall be credited to such Deferred Stock Value Account as of such date. In addition, a Participant who has an outstanding election may, by giving written notice to the Company, modify at any time the investment direction set forth in such election with respect to amounts payable to such Participant on and after the date specified in such notice, the receipt of which was deferred under such election, by re-directing the Company to credit all such amounts to a Deferred Cash Account established or to be established for such Participant, a Deferred Stock Value Account established or to be established for such Participant, or both such Accounts in accordance with the allocation specified in such notice, which allocation shall be made in conformity with the relevant provisions of Section 1 hereof.

          (c) Except as hereinabove provided in this Section 6, all elections under the Plan shall be irrevocable.

          7. Status of Accounts. Accounts established pursuant to the Plan shall represent the unsecured obligations of the Company to pay to the respective Participants the amounts in such Accounts in accordance with the Plan. In no event shall this Plan be construed as creating a trust in favor of any Participant or any beneficiary, nor shall any Participant or beneficiary have any property interest in any Account or in any other assets of the Company. Accounts shall not be assignable or transferable by Participants except as and to the extent provided in
Section 5 above.

          8. Plan Amendment or Termination. The Plan may be amended from time to time, and may be terminated at any time, by resolution of the Board of Directors of the Company. No such amendments shall alter the date or dates for making payments in respect of amounts theretofore credited to Accounts, and in case of such termination, the Plan shall continue in full force and effect with respect to all amounts in Accounts at the date of termination.

          9. Effective Date. Except as set forth in Section 1(b), the Plan shall be effective with respect to annual fees and attendance fees payable to directors for services on and after January 1, 1992.


                             As amended effective August 14, 1996